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                                                                    Exhibit 1(g)

                     AMENDMENT NO. 2 TO DECLARATION OF TRUST
                    OF MERCURY ASSET MANAGEMENT MASTER TRUST



                  The undersigned Secretary of Mercury Asset Management Master Trust (the "Trust"), a Delaware business trust, DOES HEREBY CERTIFY, pursuant to the authority conferred on the Secretary of the Trust by Section 10.4(c) of the Trust's Declaration of Trust dated April 23, 1998 (the "Declaration of Trust"), that the following amendment was duly adopted by the Board of Trustees on November 20, 1998.

                  1. Section 5.2 of the Declaration of Trust is hereby amended to delete the name of the Mercury Master Core U.S. Growth Portfolio and to substitute the name Mercury Master U.S. Large Cap Portfolio.

                  IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Declaration of Trust as of November 20, 1998.

                                        /s/ Robert E. Putney, III
                                        --------------------------------------
                                        Robert E. Putney, III
                                        Secretary